Exhibit 10.4

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 27, 2018 (the “Effective Date”), among CARBON NATURAL GAS COMPANY, a Delaware corporation (“Borrower”), each of the Subsidiaries party hereto (collectively, the “Guarantors” and each a “Guarantor”), the Lenders party hereto, and LEGACYTEXAS BANK, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

R E C I T A L S:

WHEREAS, Borrower, the financial institutions from time to time party thereto (the “Lenders”), and Administrative Agent are parties to that certain Credit Agreement dated as of October 3, 2016 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has advised Administrative Agent and the Lenders that an Event of Default has occurred or may occur under the Credit Agreement as the result of Borrower’s failure to comply with (i) the Leverage Ratio set forth in Section 9.1 of the Credit Agreement, and (ii) the Current Ratio set forth in Section 9.2 of the Credit Agreement, each for the fiscal quarter ending December 31, 2017 (the foregoing Events of Default, the “Specified Defaults”);

WHEREAS, Borrower has requested Administrative Agent and the Lenders agree to amend the Credit Agreement as hereinafter provided and waive the Specified Defaults, and, subject to the terms and conditions set forth herein, Administrative Agent and the Lenders are willing to agree to such amendments and limited waiver, all as hereinafter provided; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 2. Amendments to Credit Agreement.

(a) The follow definitions are hereby added to Section 1.1 of the Credit Agreement in the proper alphabetical order to read in their entirety as follows:

“Adjusted EBITDA” means, with respect to Borrower and its Subsidiaries on a consolidated basis as of any applicable date of determination thereof, an amount equal to (a) EBITDA, plus without duplication (b) reimbursements of general and administrative expenses that were paid by Borrower for the benefit of Carbon Appalachia Enterprises, LLC and Carbon California Company, LLC as of the most recently ended fiscal quarter, annualized by taking such amount and multiplying it by 4.

“Liquidity” means, with respect to Borrower and its Subsidiaries on a consolidated basis as of any date of determination thereof, the sum of unencumbered cash and cash equivalents; provided, however, solely for the purpose of this calculation, cash and cash equivalents pledged in favor of the Administrative Agent in connection with the Loan Documents shall not constitute as encumbered.

LIMITED CONSENT– Page 1

“Net Debt” means, on any date of determination, (a) all Debt of Borrower and its Subsidiaries, on a consolidated basis, as of such date, minus (b) all unencumbered cash and cash equivalents of the Borrower and the Subsidiaries, on a consolidated basis, as of such date in accordance with GAAP; provided, however, solely for the purpose of this calculation, cash and cash equivalents pledged in favor of the Administrative Agent in connection with the Loan Documents shall not constitute as encumbered.

(b) The definition of “EBITDA” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“EBITDA” means, with respect to Borrower and its Subsidiaries on a consolidated basis as of any applicable date of determination thereof and for any Test Period, an amount equal to (a) Net Income (excluding any non-cash revenue or expense associated with Hedging Agreements resulting from ASC 815 and any non-cash charges attributable to the application of ASC 410), plus without duplication (b) the sum of the following to the extent deducted in the calculation of Net Income: (i) interest expense; (ii) income taxes; (iii) depreciation; (iv) depletion; (v) amortization; (vi) extraordinary losses determined in accordance with GAAP; (vii) other non-recurring expenses reducing such Net Income which do not represent a cash item in such Test Period or any future period; (viii) all other non-cash charges and credits to income including ceiling test impairments under full cost accounting; (ix) fees paid to the Lenders, L/C Issuer, and Administrative Agent under this Agreement; (x) transaction-related costs and expenses with respect to this Agreement and the Intercreditor Agreement; and (xi) losses on the sale of assets, plus without duplication (c) cash distributions paid by either Carbon Appalachia Enterprises, LLC or Carbon California Company, LLC to Borrower for the same period in which such distributions were received, minus without duplication (d) the sum of the following to the extent included in the calculation of Net Income: (i) income tax credits; (ii) extraordinary gains determined in accordance with GAAP; (iii) gains on the sale of assets; and (iv) all non-recurring, non-cash items increasing Net Income.

(c) The definition of “Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Leverage Ratio” means, as of any date of determination thereof, the ratio of (a) Net Debt of Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, as of such date to (b) Adjusted EBITDA of Borrower and its Subsidiaries, on a consolidated basis, for the Test Period most recently ended.

(d) The definition of “Test Period” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Test Period” means, as of any date of determination thereof, the four consecutive fiscal quarters of Borrower most recently ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to this Agreement; provided, however, for purposes of the calculation of EBITDA (including Net Income and each other amount included in the determination of EBITDA) for Test Period ending March 31, 2018, such amounts shall be annualized by taking the results of the fiscal quarter ending March 31, 2018, and multiplying them by 4; for the Test Period ending June 30, 2018, such amounts shall be annualized by taking the results of the two fiscal quarters ending June 30, 2018, and multiplying them by 2; for the Test Period ending September 30, 2018, such amounts shall be annualized by taking the results of the three fiscal quarters ending September 30, 2018, and multiplying them by 4/3; and for the Test Period ending December 31, 2018 and for each Test Period thereafter, such amount shall be the sum of the results of the four consecutive fiscal quarters of Borrower most recently ended.

THIRD AMENDMENT TO CREDIT AGREEMENT – Page 2

(e) Section 7.1(p) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(p) Accounts Aging Report. Concurrently with the delivery of each of the financial statements referred to in Sections 7.1(a) and 7.1(b), a report setting forth all accounts receivable and accounts payable of Borrower as of the date of such delivery, such report to show the age of such accounts and such other information as Administrative Agent shall reasonably request;

(f) Section 9.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

9.2 Maximum Account Payable Aging. Borrower shall not permit, as of the end of any fiscal quarter, commencing with fiscal quarter ending March 31, 2018, the aggregate balance of all trade account payable more than 90 days past due from the date on which such trade account payable was created to be greater than $150,000; provided, however, trade account payables that are being contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP shall be excluded from the calculation for the purpose of this Section 9.2.

(g) A new Section 9.3 is hereby added to the Credit Agreement to read in its entirety as follows:

9.3 Maximum Accrued Current Liabilities. Borrower shall not permit, as of the end of any fiscal quarter, commencing with fiscal quarter ending March 31, 2018, the accrued current liabilities of Borrower and its Subsidiaries (excluding any trade account payable, accruals for revenue suspense and accruals for asset retirement obligations) to be greater than 70% of the sum of (a) current assets of Borrower and its Subsidiaries, plus (b) Revolving Credit Availability, calculated on a consolidated basis as determined in accordance with GAAP.

(h) A new Section 9.4 is hereby added to the Credit Agreement to read in its entirety as follows:

9.4 Minimum Liquidity. Borrower shall not permit, as of the end of any fiscal quarter, commencing with fiscal quarter ending March 31, 2018, its Liquidity to be less than $750,000.

(i) Exhibit B to the Credit Agreement is hereby amended and replaced in its entirety with the Exhibit B attached to this Amendment hereto.

THIRD AMENDMENT TO CREDIT AGREEMENT – Page 3

Section 3. Limited Waiver.

(a) Specified Defaults; Limited Waiver. Borrower has requested that Administrative Agent and the Lenders waive the Specified Defaults. Subject to the terms and conditions of this Amendment, Administrative Agent and the Lenders hereby waive the Specified Defaults (the “Limited Waiver”).

(b) No Other Waiver. Except as expressly stated herein, the Limited Waiver shall not be construed as a consent to or waiver of any default or breach which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document. All rights and remedies of the Administrative Agent and the Lenders are hereby expressly reserved with respect to any such default or breach. The Limited Waiver does not affect or diminish the right of the Administrative Agent and the Lenders to require strict performance by Borrower or any other Obligated Party of each provision of any Loan Document to which it is a party, except as expressly provided herein, and shall not be construed as a course of dealing among the Administrative Agent, the Lenders and any Obligated Party. All terms and provisions of, and all rights and remedies of the Administrative Agent and the Lenders under, the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

Section 4. Effectiveness. Upon the satisfaction of the following conditions precedent, this Amendment shall become effective as of the Effective Date:

(a) the Administrative Agent shall have received counterparts to this Amendment duly executed by a duly authorized officer of the Borrower, the Guarantors and the Lenders; and

(b) the Administrative Agent shall have received reimbursement for all of its reasonable out-of-pocket costs and expenses incurred by it in connection with this Amendment and any other documents prepared in connection herewith, that have been invoiced prior to the Effective Date, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

Section 5. Acknowledgment and Ratification. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each of Borrower and the Guarantors acknowledges and agrees that (a) the execution, delivery, and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of such Person under the Loan Documents to which such Person is a party, (b) each Loan Document to which such Person is a party shall remain in full force and effect and shall each continue to be the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its terms, and (c) it has no claims or offsets against, or defenses or counterclaims to, any of the Loan Documents.

Section 6. Representations and Warranties. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each of Borrower and the Guarantors represents and warrants to Administrative Agent and the Lenders (with the knowledge and intent that Administrative Agent and the Lenders are relying upon the same in entering into this Amendment) that as of the date of such Person’s execution of this Amendment:

(a) this Amendment, the Credit Agreement and each of the other Loan Documents to which such Person is a party (i) have each been duly executed and delivered by such Person and (ii) constitute the valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

THIRD AMENDMENT TO CREDIT AGREEMENT – Page 4

(b) the representations and warranties set forth in the Credit Agreement and the other Loan Documents to which such Person is a party are true and correct, after giving effect to this Amendment, as if made on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

(c) at the time of and after giving effect to this Amendment, no Default or Event of Default exists; and

(d) the execution, delivery and performance of this Amendment (i) with respect to Borrower, have been duly authorized by all requisite action on the part of Borrower, (ii) are not in contravention of any Law applicable to such Person or, with respect to Borrower, the terms of Borrower’s Constituent Documents and (iii) except as have been previously obtained or as referred to in Section 6.8 of the Credit Agreement, do not require the consent or approval of any Governmental Authority or any other third party.

Section 7. Administrative Agent and Lenders Make No Representations or Warranties. By execution of this Amendment, neither Administrative Agent nor any Lender (a) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Amendment, the Credit Agreement, the Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or (b) makes any representation or warranty or assumes any responsibility with respect to the financial condition of Borrower, the Guarantor or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

Section 8. Effect of Amendment. This Amendment (a) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement, the other Loan Documents or any of the instruments or agreements referred to therein, (b) shall not prejudice any right or rights which Administrative Agent or the Lenders may now or hereafter have under or in connection with the Credit Agreement or any other Loan Document, including, without limitation, the right to accelerate the Obligations, institute foreclosure proceedings, exercise their respective rights under the UCC or other applicable Law, and/or institute collection proceedings against Borrower, any Guarantor, or any other Obligated Party, to the extent provided therein or by Law, and (c) except as expressly provided herein, shall not be deemed to be a waiver of any existing or future Default or Event of Default under the Credit Agreement or any other Loan Document.

Section 9. Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Texas. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment, and any documents required or requested to be delivered pursuant to Section 4 hereof, may be delivered by telecopy or pdf transmission of the relevant signature pages hereof and thereof, as applicable.

Section 10. Ratification. Each of Borrower and the Guarantors ratifies and acknowledges the Loan Documents to which such Person is a party are valid, subsisting and enforceable against such Person.

THIRD AMENDMENT TO CREDIT AGREEMENT – Page 5

Section 11. Release. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower (i) waives any defense, offset, counterclaim or recoupment with respect thereto and (ii) releases and discharges the Administrative Agent and Lenders and their officers, directors, employees, agents, shareholders, affiliates and attorneys (the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower ever had, now has or claims to have or may have against any Released Party arising prior to the Effective Date.

Section 12. Incorporation of Certain Provisions by Reference. The provisions of Section 12.12 of the Credit Agreement captioned “Governing Law; Venue; Service of Process” and Section 12.18 of the Credit Agreement captioned “WAIVER OF JURY TRIAL” are incorporated herein by reference for all purposes.

Section 13. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

Section 14. NOTICE OF FINAL AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally left blank. Signature Pages follow.]

THIRD AMENDMENT TO CREDIT AGREEMENT – Page 6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

CARBON NATURAL GAS COMPANY

By:		/s/ Patrick R. McDonald
Patrick R. McDonald
Chief Executive Officer

GUARANTORS:

NYTIS EXPLORATION COMPANY LLC

By:		Nytis Exploration (USA) Inc.,
its sole Manager

	By:	/s/ Patrick R. McDonald
Patrick R. McDonald
Chief Executive Officer

NYTIS EXPLORATION (USA) INC.

By:		/s/ Patrick R. McDonald
Patrick R. McDonald
Chief Executive Officer

CARBON CALIFORNIA OPERATING COMPANY, LLC

By:		/s/ Patrick R. McDonald
Patrick R. McDonald
President

ADMINISTRATIVE AGENT:

LEGACYTEXAS BANK

By:	/s/ Whitney Randolph
Whitney Randolph
Senior Vice President

LENDERS:

LEGACYTEXAS BANK

By:	/s/ Whitney Randolph
Whitney Randolph
Senior Vice President

EXHIBIT B

Compliance Certificate

FOR QUARTER/YEAR ENDED	_______________________ (the “Subject Period”)

ADMINISTRATIVE AGENT:	LegacyTexas Bank

BORROWER:	Carbon Natural Gas Company

This Compliance Certificate (this “Certificate”) is delivered under the Credit Agreement (the “Credit Agreement”) dated as of October 3, 2016, by and among Borrower, the Lenders from time to time party thereto and Administrative Agent. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Credit Agreement. The undersigned hereby certifies to Administrative Agent and Lenders as of the date hereof that: (a) he/she is the ___________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on behalf of Borrower; (b) he/she has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the Subject Period; (c) during the Subject Period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it and no Default or Event of Default currently exists or has occurred which has not been cured or waived by Required Lenders or all Lenders, as required by the Loan Documents; (d) the representations and warranties of Borrower contained in Article 6 of the Credit Agreement, and any representations and warranties of Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Certificate, the representations and warranties contained in Section 6.2 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1 of the Credit Agreement, including the statements in connection with which this Certificate is delivered; (e) the financial statements of Borrower attached to this Certificate were prepared in accordance with GAAP, and present, on a consolidated basis, fairly and accurately the financial condition and results of operations of Borrower and its Subsidiaries as of the end of and for the Subject Period; (f) the update to Schedule 6.29 attached hereto sets forth a complete and correct list of all Hedging Agreements and Hedging Transactions in effect or to be in effect as of the date hereof, the material terms thereof (including the type, term, effective date, termination date and notional amounts or values), the Hedge Termination Value thereof, and the counterparty thereto; (g) the financial covenant analyses and information set forth below are true and accurate on and as of the date of this Certificate; and (h) the status of compliance by Borrower with certain covenants of the Credit Agreement at the end of the Subject Period is as set forth below:

In Compliance as of End of Subject Period (Please Indicate)
1.	Financial Statements and Reports

	(a) Provide annual audited FYE financial statements within 90 days after the last day of each fiscal year.	Yes	No

	(b) Provide quarterly financial statements within 60 days after the last day of each fiscal quarter.	Yes	No

	(c) Provide other required reporting timely.	Yes	No

2.	Subsidiaries None, except as listed on Schedule 6.13.	Yes	No

3.	Debt None, except Debt permitted by Section 8.1 of the Credit Agreement.	Yes	No

4.	Liens None, except Liens permitted by Section 8.2 of the Credit Agreement.	Yes	No

5.	Acquisitions and Mergers None, except those permitted by Section 8.3 of the Credit Agreement.	Yes	No

6.	Dividends and Stock Repurchase None, except as permitted by Section 8.4 of the Credit Agreement. (if applicable, Dollar amount during Subject Period: $_____)	Yes	No

7.	Loans and Investments None, except those permitted by Section 8.5 of the Credit Agreement.	Yes	No

8.	Issuance of Equity None, except issuances permitted by Section 8.6 of the Credit Agreement.	Yes	No

9.	Affiliate Transactions None, except transactions permitted by Section 8.7 of the Credit Agreement.	Yes	No

Ex B-1

In Compliance as of End of Subject Period (Please Indicate)

10.	Dispositions of Assets None, except Dispositions permitted by Section 8.8 of the Credit Agreement.	Yes	No

11.	Sale and Leaseback Transactions None, except transactions permitted by Section 8.9 of the Credit Agreement.	Yes	No

12.	Prepayment of Debt None, except prepayments permitted by Section 8.10 of the Credit Agreement.	Yes	No

13.	Changes in Nature of Business None, except changes permitted by Section 8.11 of the Credit Agreement.	Yes	No

14.	Environmental Protection No activity likely to cause violations of Environmental Laws or create any Environmental Liabilities.	Yes	No

15.	Changes in Fiscal Year; Accounting Practices None, except transactions permitted by Section 8.13 of the Credit Agreement.	Yes	No

16.	No Negative Pledge None, except those permitted by Section 8.14 of the Credit Agreement.	Yes	No

17.	Hedging Agreements, Transactions and Terminations None, except those permitted by Section 8.17 of the Credit Agreement.	Yes	No

18.	Gas Balancing Agreements and Advance Payment Contracts None, except those permitted by Section 8.18 of the Credit Agreement.	Yes	No

19.	Amendments to JOAs None, except those permitted by Section 8.21 of the Credit Agreement.	Yes	No

20.

Leverage Ratio
Maximum of 3.50 to 1.00 at end of Subject Period (defined as Net Debt divided by Adjusted EBITDA; calculated for the Test Period then ended).

_____________ ÷ _________________ = ____________
Net Debt                 Adjusted EBITDA

		Yes	No

21.	Account Payable Aging Aggregate balance on account payable aging more than 90 days past due to be no greater than $150,000.	Yes	No

22.

Accrued Current Liabilities

Accrued current liability (excluding any trade account payable, accruals for revenue suspense and accruals for asset retirement obligations) shall not exceed 70% of current assets plus Revolving Credit Availability (calculated on a consolidated basis in accordance with GAAP).

		Yes	No

23.	Minimum Liquidity Liquidity shall not be less than $750,000 during any fiscal quarter	Yes	No

Ex B-2